EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2013 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group UK Limited	United Kingdom
Goldman Sachs Group Holdings (U.K.) Limited	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Forres L.L.C	Delaware
Forres Investments Limited	Cayman Islands
KPL Finance Limited	Cayman Islands
Rothesay Life (Cayman) Limited	Cayman Islands
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
GS Hony Holdings I Ltd.	Cayman Islands
GS (Asia) L.P.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
MLT Investments Ltd.	Mauritius
Goldman Sachs Strategic Investments (Asia) L.L.C	Delaware
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Hedge Fund Strategies LLC	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) Corporate Holdings L.P.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs (Asia) L.L.C.	Delaware
Goldman Sachs Foreign Exchange (Singapore) PTE	Singapore
J. Aron & Company (Singapore) PTE.	Singapore
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
GS Holdings (Delaware) L.L.C. II	Delaware
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
Goldman Sachs Credit Partners L.P.	Bermuda
Goldman Sachs Execution & Clearing, L.P.	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
GS Investment Strategies, LLC	Delaware
GS Power Holdings LLC	Delaware
Mitsi Holdings LLC	Delaware
Metro International Trade Services LLC	Delaware

Name	State or Jurisdiction of Organization of Entity
MLQ Investors, L.P.	Delaware
AR Holdings (Delaware) L.L.C.	Delaware
AR Holdings GK	Japan
SH White Flower	Japan
GK Frangipani	Japan
GS PIA Holdings GK	Japan
Crane Holdings Ltd.	Japan
GS TK Holdings II GK	Japan
ELQ Holdings (Del) LLC	Delaware
ELQ Holdings (UK) Ltd	United Kingdom
ELQ Investors II Ltd	United Kingdom
Goldman Sachs Specialty Lending Holdings, Inc.	Delaware
Goldman Sachs Holdings ANZ Pty Limited	Australia
GS HLDGS ANZ II Pty Ltd	Australia
Goldman Sachs Australia Group Holdings Pty Ltd	Australia
Goldman Sachs Australia Capital Markets Limited	Australia
Goldman Sachs Australia Pty Ltd	Australia
Goldman Sachs Financial Markets Pty Ltd	Australia
GS Fund Holdings, L.L.C.	Delaware
Shoelane, L.P.	Delaware
Whitehall Street Global Real Estate Employee Master Fund 2007, L.P.	Delaware
GS Financial Services L.P. (Del)	Delaware
JLQ LLC	Cayman Islands
Jupiter Investment Co,. Ltd.	Japan
GS Direct, L.L.C.	Delaware
GSIP Holdco A LLC	Delaware
Special Situations Investing Group II, LLC	Delaware
MTGRP, L.L.C.	Delaware
Archon International, Inc.	Delaware
Archon Capital Bank Deutschland GMBH	Germany
Archon Group Deutschland GMBH	Germany